EXHIBIT 4.7.1
First Joinder to the Registration Rights Agreement
     With respect to the Registration Rights Agreement, (the “Registration Rights Agreement”) dated as of November 5, 2009, among Reynolds Group Issuer LLC, a Delaware limited liability company (the “US Issuer I”), Reynolds Group Issuer Inc., a Delaware corporation (the “US Issuer II”), Reynolds Group Issuer (Luxembourg) S.A., a société anonyme (limited liability company) organized under the laws of Luxembourg (the “Luxembourg Issuer” and, together with US Issuer I and US Issuer II, the “Issuers”), the Closing Date Guarantors and Credit Suisse Securities (USA) LLC, as representative of the Initial Purchasers, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the signatories hereto (i) hereby agrees to become a party to the Registration Rights Agreement as a Guarantor with the same force and effect as if originally named a Closing Date Guarantor therein and (ii) without limiting the generality of the foregoing, assumes all of the rights and obligations of the Guarantors under the Registration Rights Agreement, in each case, as of the time of delivery of this Joinder on December 2, 2009, as though it had entered into the Registration Rights Agreement on November 5, 2009. The obligations assumed by the Guarantors under this Joinder shall be joint and several obligations. Capitalized terms used but not defined in this Joinder shall have the meanings given to such terms in the Registration Rights Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement this 2nd day of December, 2009.

SIG HOLDINGS (UK) LIMITED
By:	/s/ Cindi Lefari
Title: Attorney

SIG COMBIBLOC LIMITED
By:	/s/ Cindi Lefari
Title: Attorney

CSI LATIN AMERICAN HOLDINGS CORPORATION
By:	/s/ Cindi Lefari
Title: Attorney

CLOSURE SYSTEMS INTERNATIONAL (CANADA) LIMITED
By:	/s/ Cindi Lefari
Title: Authorized Signatory

CSI CLOSURE SYSTEMS MANUFACTURING OF CENTRO AMERICA, S.R.L.
By:	/s/ Cindi Lefari
Title: Attorney

CLOSURE SYSTEMS INTERNATIONAL HOLDINGS (JAPAN) KK
By:	/s/ Cindi Lefari
Title: Attorney

CLOSURE SYSTEMS INTERNATIONAL JAPAN LIMITED
By:	/s/ Cindi Lefari
Title: Attorney

CLOSURE SYSTEMS INTERNATIONAL (UK) LIMITED
By:	/s/ Cindi Lefari
Title: Attorney

REYNOLDS CONSUMER PRODUCTS (UK) LIMITED
By:	/s/ Cindi Lefari
Title: Attorney

BACO CONSUMER PRODUCTS LIMITED
By:	/s/ Cindi Lefari
Title: Attorney

SIG COMBIBLOC PROCUREMENT AG
By:	/s/ Cindi Lefari
Title: Attorney